Exhibit 99.1

FGI INDUSTRIES ANNOUNCES FIRST QUARTER 2024 RESULTS

EAST HANOVER, N.J., May 8, 2024 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the first quarter 2024.

FIRST QUARTER 2024 HIGHLIGHTS

(As compared to the first quarter of 2023)

▪	Total revenues of $30.8 million, +13.2% y/y
▪	Gross profit of $8.4 million, +16.8% y/y, Gross margin of 27.4%, +90 bps y/y
▪	Net loss attributable to FGI shareholders of ($0.4) million
▪	Adjusted net loss of ($0.4) million
▪	Adjusted operating loss of ($0.2) million

MANAGEMENT COMMENTARY

Dave Bruce, President and CEO of FGI, stated, “The industry outlook remains relatively flat overall with our customers not expecting much growth in 2024. Despite this macro view, FGI’s first quarter revenues beat expectations, driven primarily by volume growth of new products. While most of our businesses showed growth, I would like to highlight two segments in particular. FGI saw a rebound in the professional sanitary business, as expected, with inventory levels continuing to moderate. Our shower business continues to show organic growth driven by both existing and new products.” Bruce continued, “Geographically, we are seeing a rebound in Europe driven by a combination of new product introductions and an increase in market penetration. We remain optimistic on India. We continue to invest in our brands as well as our future growth initiatives.”

Perry Lin, Chief Financial Officer of FGI, commented, “FGI ended the first quarter with total available liquidity of $17.8 million.  Working capital was up seasonally as is typical for the first quarter. Our operating expenses increased due to investing for future growth combined with the effects of inflation. We continue to believe the highest and best use of our capital is for internal investment and this will remain our priority in the near term. We will continue to evaluate opportunities for strategic M&A.”

FIRST QUARTER 2024 RESULTS

Revenue totaled $30.8 million during the first quarter of 2024, an increase of 13.2% compared to the prior-year period, driven by increased volume and a normalization of inventory levels.

●	Sanitaryware revenue was $20.5 million during the first quarter of 2024, up from $15.4 million in the prior-year period. The revenue increase was due to normalizing order patterns following prior-year inventory de-stocking headwinds and improvements in the pro channel.

●	Bath Furniture revenue was $3.1 million during the first quarter of 2024, a decline from revenue of $5.0 million in the prior-year period. The bath furniture market continues to be impacted by macro headwinds and a trade-down to lower ticket products.

●	Shower Systems revenue was $5.8 million during the first quarter of 2024, up from $5.0 million last year. The revenue increase was driven by recently launched programs, including the online shower door program with a Canadian retailer and a new shower wall system roll-out in up to 300 locations of a U.S. retailer.

●	Other revenue was $1.4 million during the first quarter, down from $1.8 million in the prior year, driven by timing of kitchen orders in late 2023.

Gross profit was $8.4 million during the first quarter of 2024, an increase of 16.8% compared to last year, driven by growth in our higher margin products and volume increase in Sanitaryware. Gross profit margin improved to 27.4% during the first quarter of 2024, up 90 basis points from the prior-year period.

Operating loss was ($0.3) million during the first quarter of 2024, down from breakeven in the prior-year period.  Operating loss during the first quarter of 2024 included non-recurring expenses of $0.1 million for business expansion expense and accruals for non-recurring IPO- related stock-based compensation.  Excluding these items, adjusted operating loss was ($0.2) million during the first quarter.  The decline in operating income was a result of an increase in operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy. As a result, operating margin was (0.6%) during the first quarter, down from 0.6% in the same period last year.

The Company reported a GAAP net loss attributable to FGI shareholders of ($0.4) million, or ($0.04) per diluted share during the first quarter of 2024, versus a net loss of ($0.3) million, or ($0.03) per diluted share, in the same period last year.  Net loss for the first quarter of 2024 included after-tax expenses of $0.1 million related to business expansion expense and accruals for non-recurring IPO- related stock-based compensation. Net loss for the first quarter of 2023 included after-tax expense of $0.2 million related to business expansion expense, non-recurring IPO- related compensation, and IPO- related legal expense. Excluding these items, adjusted net loss for the first quarter of 2024 was ($0.4) million, or ($0.05) per diluted share, versus adjusted net loss of ($0.2) million, or ($0.02) per diluted share, for the same period last year.

FINANCIAL RESOURCES AND LIQUIDITY

As of March 31, 2024, the Company had $3.3 million of cash and cash equivalents, total debt of $11.4 million and $14.5 million of availability under its credit facilities net of letters of credit. Combined with cash and cash equivalents, total liquidity was $17.8 million at March 31, 2024.

FINANCIAL GUIDANCE

The Company reiterates its fiscal 2024 guidance as follows:

•Total Revenue of between $115 million and $128 million

•Total Adjusted Operating Income of between $2.8 million and $3.8 million

•Total Adjusted Net Income of between $1.2 million to $2.0 million

Guidance for adjusted operating income and adjusted net income is presented on an adjusted basis and excludes non-recurring items. All guidance is current as of the time provided and is subject to change.

FIRST QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, May 9 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through May 23, 2024:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671 13727517
Conference ID:	10187662

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols, non-recurring compensation expenses related to our IPO, and one-time anti-dumping penalty expenses. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols, unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2024 Adjusted Operating Income and 2024 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2023, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, VP Investor Relations

973-515-7190

investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2024	December 31, 2023
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$3,319,066	$7,777,241
Accounts receivable, net	15,745,167	16,195,543
Inventories, net	11,550,962	9,923,852
Prepayments and other current assets	4,975,620	4,617,751
Prepayments and other receivables – related parties	12,977,788	7,600,283
Total current assets	48,568,603	46,114,670

PROPERTY AND EQUIPMENT, NET	2,431,337	1,910,491

OTHER ASSETS
Intangible assets	102,227	102,227
Operating lease right-of-use assets, net	14,705,781	15,203,576
Deferred tax assets, net	1,217,376	1,168,833
Other noncurrent assets	1,609,790	1,245,133
Total other assets	17,635,174	17,719,769
Total assets	$68,635,114	$65,744,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$11,442,651	$6,959,175
Accounts payable	14,520,915	14,524,607
Accounts payable – related parties	732,285	735,308
Income tax payable	—	189,119
Operating lease liabilities – current	1,691,998	1,595,998
Accrued expenses and other current liabilities	3,427,282	4,039,499
Total current liabilities	31,815,131	28,043,706

OTHER LIABILITIES
Operating lease liabilities – noncurrent	13,234,062	13,674,452
Total liabilities	45,049,193	41,718,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,547,607 shares issued and outstanding as of March 31, 2024 and December 31, 2023)	955	955
Additional paid-in capital	20,997,418	20,877,832
Retained earnings	4,001,335	4,413,524
Accumulated other comprehensive loss	(1,134,077)	(1,111,499)
FGI Industries Ltd. shareholders’ equity	23,865,631	24,180,812
Non-controlling interests	(279,710)	(154,040)
Total shareholders’ equity	23,585,921	24,026,772
Total liabilities and shareholders’ equity	$68,635,114	$65,744,930

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended
	March 31,
	2024	2023
	USD	USD
REVENUES	$30,753,519	$27,162,266

COST OF REVENUES	22,340,036	19,960,108

GROSS PROFIT	8,413,483	7,202,158

OPERATING EXPENSES
Selling and distribution	6,130,886	4,711,089
General and administrative	2,282,858	2,142,245
Research and development	320,673	351,751
Total operating expenses	8,734,417	7,205,085

LOSS FROM OPERATIONS	(320,934)	(2,927)

OTHER INCOME (EXPENSES)
Interest income	554	1,375
Interest expense	(222,207)	(249,637)
Other income (expenses), net	27,017	(19,557)
Total other expenses, net	(194,636)	(267,819)

LOSS BEFORE INCOME TAXES	(515,570)	(270,746)

PROVISION FOR (BENEFIT OF) INCOME TAXES
Current	70,832	132,765
Deferred	(48,543)	(100,136)
Total provision for income taxes	22,289	32,629

NET LOSS	(537,859)	(303,375)
Less: net loss attributable to non-controlling shareholders	(125,670)	—
Net loss attributable to FGI Industries Ltd. shareholders	(412,189)	(303,375)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(22,578)	20,099

COMPREHENSIVE LOSS	(560,437)	(283,276)
Less: comprehensive loss attributable to non-controlling shareholders	(125,670)	—
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(434,767)	$(283,276)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	9,547,607	9,500,000
Diluted	9,547,607	9,500,000

LOSS PER SHARE
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(537,859)	$(303,375)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	87,871	35,560
Amortization	497,795	385,477
Share-based compensation	119,586	119,721
Provision for credit losses	18,412	56,932
Provision for defective return	671,184	460,258
Foreign exchange transaction loss	18,072	33,906
Deferred income tax benefit	(48,543)	(100,164)
Changes in operating assets and liabilities
Accounts receivable	(239,220)	1,671,959
Inventories	(1,627,111)	3,416,459
Prepayments and other current assets	(127,814)	(340,296)
Prepayments and other receivables – related parties	(5,377,506)	339,335
Other noncurrent assets	(364,657)	(43,769)
Income taxes	(419,174)	130,451
Accounts payable	(3,691)	(6,559,270)
Accounts payable-related parties	(3,022)	463,964
Operating lease liabilities	(344,389)	(421,099)
Accrued expenses and other current liabilities	(612,218)	(576,668)
Net cash used in operating activities	(8,292,284)	(1,230,619)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(609,035)	(74,173)
Net cash used in investing activities	(609,035)	(74,173)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	4,483,476	(1,368,504)
Net cash provided by (used in) financing activities	4,483,476	(1,368,504)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(40,332)	(13,920)

NET CHANGES IN CASH	(4,458,175)	(2,687,216)
CASH, BEGINNING OF PERIOD	7,777,241	10,067,428
CASH, END OF PERIOD	$3,319,066	$7,380,212

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(213,953)	$(250,263)
Cash paid during the period for income taxes	$(486,521)	$(2,263)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on Right-of-use assets	$—	$(7,444,961)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Non-GAAP Measures

The following table reconciles Loss from Operations to Adjusted Operating (Loss) Income and Adjusted Operating Margins, as well as Net Loss to Adjusted Net Loss for the periods presented.

	For the Three Months Ended
	March 31,
	2024	2023
Loss from operations	$(320,934)	$(2,927)
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719
IPO and arbitration legal fee	—	50,000
Business expansion expense	61,770	61,772
Adjusted (loss) income from operations	(199,445)	168,564
Revenue	$30,753,519	$27,162,266
Adjusted operating margins	(0.6)%	0.6%

	For the Three Months Ended
	March 31,
	2024	2023
Net loss	$(537,859)	$(303,375)
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719
IPO and arbitration legal fee	—	50,000
Business expansion expense	61,770	61,772
Total	(416,370)	(131,884)
Tax impact of adjustment at 18% effective rate	(22,961)	(32,412)
Adjusted net loss	$(439,331)	$(164,296)